Exhibit 10.12
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     o    MANAGEMENT INCENTIVE COMPENSATION PROGRAM: AN OVERVIEW

     o    BUSINESS GROUP PLAN

     o    2005 INCENTIVE PLAN: CRITERIA, MEASUREMENTS
          -    Overall Corporate Financial Target
          -    Business Group Financial Target
          -    Individual MBO Contributions
          -    Bonus Payout Matrices

     Revised 01/05

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                 MANAGEMENT INCENTIVE COMPENSATION PROGRAM (MIP)
                 -----------------------------------------------
The following is an overview of the program: criteria for eligibility, rules for participation, how the program is implemented, potential bonus opportunity range for individual participants for meeting their own specific target levels, and how award payouts are determined at year-end.
For details on the actual criteria and formula applied to determine award payments, which takes into account overall corporate financial performance as well as individual achievement in terms of stated job objectives (MBO), see the
2005 MIP Plan, page 6.
1.   PURPOSE
     -------
     The objectives of the Management Incentive Compensation Program (the
     "Program") are:
     a.   To attract and retain key management personnel who are in positions to make substantial contributions to the growth and profitability of the
          Company;
     b.   To channel and direct the efforts of these key employees toward accomplishing the Company's goals and to encourage the use of annual planning and measurement practices;
     c.   To provide a means for the payment of incentive compensation in addition to competitive salaries for the achievement of annual
          Company, departmental and individual performance objectives.

2.   EFFECTIVE DATE
     --------------
     The Program will be effective as of January 1st and will govern the creation of an annual incentive plan thereafter (a "Plan") for certain specified employees each fiscal year until the Program is terminated by the
     Board of Directors.
3.   PARTICIPANTS
     ------------
     In January of each fiscal year, the Chief Executive Officer of the Company will prepare a list of eligible employees who are likely to have a significant impact on the growth and earnings of the Company for that Plan year. Eligibility criteria will reflect an employee's accountability, responsibility and position level. The Compensation and Development
     Committee of the Company will review the recommended list, make any appropriate changes and approve a final list of Program participants
     ("Participants") for each annual Plan. A Participant whose employment during a fiscal year terminates for any reason other than death, disability or retirement will not be eligible to receive incentive compensation awards unless otherwise agreed upon in advance. New employees and employees promoted to an eligible position during a year may be eligible for incentive awards in proportion to the part of the year that they were in their new positions, provided approval of eligibility is granted by the
     Chief Executive Officer and/or Compensation and Development Committee.
4.   ADMINISTRATION
     --------------
     The Program will be administered by the Compensation and Development
     Committee of the Board of Directors which has the sole authority to interpret the Program, to

     prescribe, amend and rescind the rules and regulations relating to the
     Program, to determine participation and awards, and to make all other determinations necessary for the administration of the Program to achieve its stated objectives. Members of this Committee are not eligible to participate in the Program.
5.   PROGRAM IMPLEMENTATION
     ----------------------
     The following procedure will be followed in establishing a Plan each year for the Participants:
     a.   At the beginning of each year, the Chief Executive Officer will submit to the Compensation and Development Committee a Plan for that fiscal year.
     b.   The Compensation and Development Committee will review the submitted
          Plan, make any amendments, and approve a final Plan for the year.
     c.   Following the approval of the Plan for each year, the Chief Executive
          Officer will:
          c.1  Advise each Participant of their eligibility,
          c.2  Advise each Participant of their "Bonus Opportunity Range" which is the range of possible bonus payouts based on meeting
               pre-specified target levels set for each Plan (for example, an individual may have a Bonus Opportunity Range of "10%-20%" for reaching target levels 1-9 such that a 10% payout is made if the minimum target level 5 is reached, and higher payout percentages are made at higher levels until a maximum payout of 20% would be made if target level 9 is reached); and,
          c.3  Ensure that each Participant completes a 2005 MBO-GBC Management
               Incentive Compensation Program worksheet ("MBO"), see Exhibit C,

               with their immediate supervisor wherein quantifiable objectives will be selected, agreed upon and which will be used in
               conjunction with other criteria established in each Plan to determine the amount of the potential bonus for each Participant.
6.   AWARD DETERMINATION
     -------------------
     In December of each fiscal year, the Chief Executive Officer will review the performance of each Participant with the appropriate supervisor by judging the degree of accomplishment of each pre-established objective in the Plan, taking into account both the controllable and uncontrollable events that occurred during the year, and ensure that a calculation of the appropriate bonus payout is made for each Participant. The Chief Executive
     Officer will then submit the appropriate documentation and bonus payout, expressed as a percentage of actual base salary and dollar amount, for each
     Participant to the Compensation and Development Committee for approval.
     In no case will the bonus payout exceed the maximum for the category.
     In the event that the Company's goals are substantially changed by the
     Board of Directors during the course of the fiscal year, the above procedure will take place as if the fiscal year had ended. Incentive awards will be prorated and a new performance cycle will commence for the remainder of the fiscal year. Bonus payouts determined for a portion of the fiscal year will be deferred until after the close of the fiscal year.
7.   PAYMENT
     -------

     Each Participant's annual incentive award will be determined by multiplying each Participant's year-end salary by the Participant's percentage award.
     Payment of the award will be made in cash as soon as possible after the close of the fiscal year.

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                               YEAR 2005 MIP PLAN
                               ------------------
Following are the criteria and formula used in determining the overall 2005 MIP
Plan. Both the Company's overall corporate financial performance as well as an individual's own contributions are weighed equally in determining individual bonus payments under the 2005 Plan.
1.   PLAN CRITERIA
     -------------
     The Year 2005 MIP Plan (the "Plan") will be governed by the following two criteria, a 50% weighting for the attainment of the Financial Target and a
     50% weighting for individual MBO contributions measured by predetermined objectives for each Participant.
     This Plan is designed for all group level management, 75% of each
     Participant's financial goals will be keyed to the financial performance of their group, the remaining 25% is based on financial results for the
     Corporation.

     FINANCIAL TARGETS
     -----------------
     The Year 2005 Plan will provide two financial measures, a Financial Target for the Company which will be weighted at 25%, and a Financial Target for each business group which will be weighted at 75%. The Financial Target will be calculated for both Corporate and groups by taking the Operating
     Income generated, less a Capital Charge (15% of average inventory and accounts receivable). All calculations will exclude the impact of extraordinary gains and losses, but miscellaneous gains and losses will be included. The determination as to whether an item is included or excluded from operating income is up to the discretion of the GBC Chief Financial
     Officer and the Compensation and Development Committee.
     At the beginning of the year, the Chief Executive Officer will submit
     Financial Targets to the Compensation and Development Committee. The
     Compensation and Development Committee will review, amend if necessary, and approve a final list of targets which shall become Exhibit A to this Plan.
     As soon as possible after the accounting close of the fiscal year 2005, the
     Chief Executive Officer will ensure that calculations of the Financial
     Target for the corporation and the Groups are made and a rating assigned.
     The calculation and rating will be reviewed, amended if necessary, and approved by the Compensation and Development Committee. The final determinations of each of the ratings and the MBO Achievement Levels described below are used to determine the appropriate scores for the Bonus
     Payout Matrix in Exhibit B.

     MBO ACHIEVEMENT LEVELS
     ----------------------
     At the end of the year, the Chief Executive Officer will submit to the
     Compensation and Development Committee a list showing the rating for each level of achieving MBOs for the Participants. The Compensation and
     Development Committee will review, amend if necessary, and approve a final list of MBO Achievement Levels which shall become Exhibit D to this Plan.
     At the beginning of the year, each Participant will complete a list of personal goals and objectives for the year to be approved by their supervisor.
     a.   Group and Division senior management participants must have five to seven objectives per participant, two objectives related to financial results of their group or division (i.e., Inventory Levels and
          Accounts Receivable). The remaining three to five MBOs for Group or
          Division senior management participants (weighted at 60%) should be project and/or position specific (i.e., safety targets, product launch objectives, successful system conversion).
     b.   Operating Group or Division participants (other than senior management) should have four to six MBOs with all being position or team specific. The completed MBOs must be submitted to Perry Zukowski by March 31, 2005.
     At the end of the year, each Participant's degree of achievement of the list of goals and objectives will be graded by their supervisor who shall assign a rating of "0" through "9". The program is designed such that a rating of "5" is considered 100% accomplishment of all objectives.
     Participants may score above "5" if their efforts during the year are considered extraordinary.

2.   DETERMINATION OF PARTICIPANT'S POSITION ON BONUS EARNINGS MATRIX
     ----------------------------------------------------------------
Participants in the Business Group Plan will have their "Company Performance"
score in the Bonus Payout Matrix in Exhibit B based on financial ratings of the corporation using 25% of the Financial Target rating and 75% of the Group's
Financial Target rating as shown on Exhibit A. An example of this calculation is presented below:
                              FINANCIAL PERFORMANCE
                              ---------------------
                       Group Financial Target Rating of "6" @ 75% = 4.50
                   Corporate Financial Target Rating of "4" @ 25% = 1.00
                                                                    ----
                                                            Total = 5.50
                                                                    ====
A Participant's bonus payout would then be determined by plotting the "Company
Performance" score and the Participant's MBO rating on the Bonus Payout matrix in Exhibit B. To receive a payout, the Participant must have attained at least a
"1" score for both the "Company Performance" score and the Participant's MBO rating. If for example the Participant's MBO rating was "5" then their bonus percentage amount would be found at the intersection of the "5.50" score for
Financial Ratings and the "5" score for MBO Performance.

                                    EXHIBIT A
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                                    2005 PLAN
                              MIP FINANCIAL TARGETS
                                     (000'S)

(Financial Targets Intentionally Omitted)